UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2013

GLADSTONE LAND CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Gladstone Land Corporation previously filed a Current Report on Form 8-K on October 25, 2013 (the “Original Form 8-K”), reporting the closing of its acquisition, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), of a farm in Monterey County near Salinas, California, consisting of 166 farmable acres, known as “Natividad Road.” This Current Report on Form 8-K/A is being filed solely for the purposes of amending the Original Form 8-K to provide the financial information related to such acquisition on October 21, 2013, as required by Item 9.01 of Form 8-K in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

•	Report of Independent Auditors

•	Historical Summary of Revenue and Certain Operating Expenses for the Year ended December 31, 2012

•	Unaudited Historical Summary of Revenue and Certain Operating Expenses for the Nine Months Ended September 30, 2013

•	Notes to Historical Summary of Revenue and Certain Operating Expenses

(b) Unaudited Pro-forma Condensed Consolidated Financial Information.

•	Unaudited Pro-forma Condensed Consolidated Balance Sheet as of September 30, 2013

•	Unaudited Pro-forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012

•	Unaudited Pro-forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2013

•	Notes to Unaudited Pro-forma Condensed Consolidated Financial Statements

Report of Independent Auditors

To the shareholders of Gladstone Land Corporation

We have audited the accompanying Historical Summary of Revenue and Certain Operating Expenses (the “Historical Summary”) of Natividad Road (the “Property”), for the year ended December 31, 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenue and certain operating expenses, as described in Note 2, of the Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Other Matter

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K/A of Gladstone Land Corporation) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

December 20, 2013

Natividad Road

Historical Summary of Revenue and Certain Operating Expenses

Year Ended December 31, 2012

For the Year Ended December 31, 2012
OPERATING REVENUES:
Rental income	$226,480

Total operating revenues	226,480

OPERATING EXPENSES:
Property operating expenses	35,091

Total operating expenses	35,091

OPERATING INCOME	$191,389

The accompanying notes are an integral part of these financial statements.

Natividad Road

Historical Summary of Revenue and Certain Operating Expenses

Nine Months Ended September 30, 2013

(Unaudited)

For the Nine Months Ended September 30, 2013
OPERATING REVENUES:
Rental income	$270,000

Total operating revenues	270,000

OPERATING EXPENSES:
Property operating expenses	26,737

Total operating expenses	26,737

OPERATING INCOME	$243,263

The accompanying notes are an integral part of these financial statements.

Natividad Road

Notes to Statements of Revenue and Certain Operating Expenses

Note 1. Business

The accompanying historical summaries of revenue relate to the operations of Natividad Road (the “Property”), consisting of the revenue of a farm totaling 166 farmable acres located in Monterey County near Salinas, California. Gladstone Land Corporation, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively, the “Company”), acquired the Property in October 2013 for total consideration of approximately $7.3 million.

Note 2. Summary of Significant Accounting Policies

The accompanying historical summaries of revenue were prepared for the purpose of complying with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Company’s acquisition of the Property. The historical summaries are not representative of the actual operations of the Property for the periods presented, nor indicative of future operations; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information to not necessarily be indicative of future operating results. In addition, certain expenses, primarily amortization and interest expense, which may not be comparable to the expenses expected to be incurred by the Company in future operations of the Property, have been excluded. Additionally, the Company’s lease with the tenant is structured in such a way that the tenant is responsible for substantially all of the Property’s operating expenses other than property taxes. Except for property taxes, the Company does not expect to incur any significant operating expenses in the future operations of the Property, so they have been excluded from this historical summary. The total property taxes for the year ended December 31, 2012, and the nine months ended September 30, 2013 (unaudited), were approximately $35,000 and $27,000, respectively. The Company is required to pay property taxes on the Property through November 4, 2015; however, thereafter, property taxes will be the responsibility of the tenant.

Revenue Recognition

The lease is accounted for as an operating lease, and revenue is recognized on a straight-line basis in accordance with the terms of the related lease.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue during the reporting period. Actual results may differ from these estimates.

Note 3. Leases

On November 1, 2007, the Property entered into a three-year lease agreement with Classic Farms (the “First Lease”). The First Lease expired on October 31, 2010; however, Classic Farms remained on the Property as the tenant for an additional two years, through October 31, 2012. For the duration of this two-year period, during which there was no executed lease in place on the Property, Classic Farms continued paying rent in accordance with the terms of the First Lease, which was accepted by the owner. On November 1, 2012, the Property entered into a three-year lease agreement with Mendoza Farms, the subtenant on the Property under the prior lease with Classic Farms. This lease originally provided for one, three-year extension option; however, the right to this option has been waived by the tenant to allow for a new tenant to lease the Property at the expiration of the original three-year term. On September 27, 2013, the Property entered into a lease agreement with Bay View Farms, LLC, and NorCal Harvesting, LLC, to commence November 1, 2015. The term of this lease is for nine years and includes one five-year renewal option.

As of December 31, 2012, aggregate future minimum rental payments to be received by the Property under these leases are as follows:

Year	Minimum Lease Payments
2013	$360,000
2014	360,000
2015	363,150
2016	371,795
2017	382,949
Thereafter	2,783,388

Major Tenants

During the year ended December 31, 2012, and for the nine months ended September 30, 2013 (unaudited), the Property’s total rental revenue of approximately $226,000 and $270,000, respectively, was attributable to only two tenants.

Note 4. Unaudited Interim Statements

The historical summary of revenue and certain operating expenses for the nine months ended September 30, 2013, is unaudited. As a result, this interim historical summary should be read in conjunction with the historical summary and notes included in the December 31, 2012, historical summary of revenue and certain operating expenses. The interim historical summary reflects all adjustments which management believes are necessary for the fair presentation of the historical summary of revenue for the interim period presented. These adjustments are of a normal recurring nature. The historical summary of revenue for such interim period is not necessarily indicative of the results of the entire year.

Note 5. Subsequent Events

The Company evaluated all events that have occurred subsequent to December 31, 2012, through December 20, 2013, the date the financial statements were issued.

GLADSTONE LAND CORPORATION

UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 21, 2013, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired a 166-acre farm in Monterey County near Salinas, California, known as “Natividad Road” (the “Property”). The Property was acquired for approximately $7.3 million, excluding related acquisition expenses of approximately $43,000. The Company funded this acquisition with the cash available from its initial public offering in January 2013. In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including: location, water and soil quality, credit quality of the tenant, terms of the in-place lease, comparative land values and comparative rents. The current tenant has leased the Property since November 1, 2012, under a lease with a term of three years. The current lease provides for fixed annual rental payments of $360,000 over the life of the lease.

The pro-forma condensed consolidated balance sheet as of September 30, 2013, and the pro-forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the Securities and Exchange Commission. The pro-forma condensed consolidated balance sheet as of September 30, 2013 is presented as if the acquisition of the Property was completed on September 30, 2013. The pro-forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are presented as if the acquisition of the Property was completed on January 1, 2012. The pro-forma condensed consolidated balance sheet as of September 30, 2013, and the pro-forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013, are not necessarily indicative of what the actual financial position and operating results would have been had the Property acquired in the current year been acquired on September 30, 2013 and January 1, 2012, respectively, nor do they purport to represent the Company’s future financial position or operating results.

The unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Gladstone Land Corporation and the accompanying notes thereto filed on Form 10-K for the year ended December 31, 2012, and on Form 10-Q for the nine months ended September 30, 2013, and the statements of revenue and certain operating expenses, filed in accordance with Rule 3-14 of Regulation S-X, of Natividad Road, for the period from January 1, 2013, through September 30, 2013, and for the year ended December 31, 2012. In the Company’s opinion, all adjustments necessary to reflect the effect of the Property acquired have been made.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(UNAUDITED)

	Historical	Pro-Forma Adjustments		Pro-Forma
ASSETS
Real estate, at cost	$44,866,476	$7,350,894	A	$52,217,370
Less: accumulated depreciation	(2,978,718)	—		(2,978,718)

Total real estate, net	41,887,758	7,350,894	A	49,238,652
Lease intangibles, net	182,232	135,781	A	318,013
Cash and cash equivalents	39,377,937	(7,276,120)	B	32,101,817
Short-term investments	680,272	—		680,272
Deferred financing costs, net	294,005	—		294,005
Other assets	3,279,177	(50,000)	C	3,229,177

TOTAL ASSETS	$85,701,381	$160,555		$85,861,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Mortgage note payable	$29,489,165	$—		$29,489,165
Borrowings under line of credit	100,000	—		100,000
Accounts payable and accrued expenses	669,066	32,975	D	702,041
Due to related parties	64,183	—		64,183
Deferred rent liability, net	—	161,555	A	161,555
Deferred tax liability	743,676	—		743,676
Other liabilities	310,102	—		310,102

TOTAL LIABILITIES	31,376,192	194,530		31,570,722

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value; 20,000,000 shares authorized; 6,530,264 and 2,750,000 shares issued and outstanding at September 30, 2013	6,530	—		6,530
Additional paid in capital	51,326,261	—		51,326,261
Retained earnings	2,992,398	(33,975)	D	2,958,423

TOTAL STOCKHOLDERS’ EQUITY	54,325,189	(33,975)		54,291,214

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$85,701,381	$160,555		$85,861,936

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(UNAUDITED)

	Historical	Pro-Forma Adjustments		Pro-Forma
OPERATING REVENUES:
Rental income	$3,390,594	$439,578	A	$3,830,172

Total operating revenues	3,390,594	439,578		3,830,172

OPERATING EXPENSES:
Depreciation and amortization	474,480	77,446	B	551,926
Management fee	267,280	—		267,280
Administration Fee	180,398	—		180,398
Professional fees	245,414	—		245,414
Acquisition-related expenses	153,494	—		153,494
Property operating expenses	89,371	35,091	D	124,462
General and administrative	78,542	—		78,542

Total operating expenses, net of credits to fees	1,488,979	112,537		1,601,516

OPERATING INCOME	1,901,615	327,041		2,228,656

OTHER INCOME (EXPENSE):
Interest income	1,830	—		1,830
Other income	4,233	—		4,233
Interest expense	(1,006,986)	—		(1,006,986)

Total other expense	(1,000,923)	—		(1,000,923)

Net income before income taxes	900,692	327,041		1,227,733
Income tax (provision) benefit	(300,319)	(109,046)	E	(409,365)

NET INCOME	$600,373	$217,995		$818,368

EARNINGS PER COMMON SHARE:
Basic and diluted	$0.22	$0.40	F	$0.25

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - basic and diluted	2,750,000	539,467	F	3,289,467

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED)

	Historical	Pro-Forma Adjustments		Pro-Forma
OPERATING REVENUES:
Rental income	$2,860,435	$329,684	A	$3,190,119

Total operating revenues	2,860,435	329,684		3,190,119

OPERATING EXPENSES:
Depreciation and amortization	509,110	58,084	B	567,194
Management fee	103,786	—		103,786
Incentive fee	41,037	—		41,037
Administration fee	135,402	—		135,402
Professional fees	389,303	—		389,303
Acquisition-related expenses	81,107	(8,961)	C	72,146
Property operating expenses	72,031	26,737	D	98,768
General and administrative	506,179	—		506,179

Operating expenses before credits from Adviser	1,837,955	75,860		1,913,815
Credits to fees	(41,037)	—		(41,037)

Total operating expenses, net of credits to fees	1,796,918	75,860		1,872,778

OPERATING INCOME	1,063,517	253,824		1,317,341

OTHER INCOME (EXPENSE):
Interest income	43,039	—		43,039
Interest expense	(832,490)	—		(832,490)

Total other expense	(789,451)	—		(789,451)

Net income before income taxes	274,066	253,824		527,890
Income tax (provision) benefit	(191,433)	(177,294)	E	(368,727)

NET INCOME	$82,633	$76,530		$159,163

EARNINGS PER COMMON SHARE:
Basic and diluted	$0.01	NM	G	$0.03

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - basic and diluted	6,108,165	53,354	G	6,161,519

NM = Not Meaningful

The accompanying notes are an integral part of these financial statements.

GLADSTONE LAND CORPORATION

NOTES TO UNAUDITED PRO-FORMA

CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS

On October 21, 2013, through its wholly-owned operating partnership, Gladstone Land Limited Partnership (collectively with Gladstone Land Corporation, the “Company”), acquired a 166-acre farm in Monterey County near Salinas, California, known as “Natividad Road” (the “Property”). The property was acquired for approximately $7.3 million, excluding related acquisition expenses of approximately $43,000. The Company funded this acquisition with cash available from its initial public offering in January 2013. The current tenant has leased the Property since November 1, 2012, under a lease with an original term of three years. The current lease provides for fixed annual rental payments of $360,000 over the life of the lease.

Adjustments to Unaudited Pro-forma Condensed Consolidated Balance Sheet

The unaudited pro-forma condensed consolidated balance sheet as of September 30, 2013, reflects the following adjustments:

(A)	The acquisition of Natividad Road is reflected in the unaudited pro-forma condensed consolidated balance sheet of the Company at fair market value. A preliminary estimate of the values allocated to real estate, lease intangibles and deferred rent liability are shown in the table below. The allocation of the purchase price in the table below is based upon the Company’s best estimates and is subject to change based upon the final determination of the fair value of the assets and liabilities acquired.

Land	$7,186,780
Buildings and improvements	19,199
Tenant improvements	144,915

Real estate, net	$7,350,894

In-place leases	$110,754
Leasing costs	25,027

Lease intangibles, net	$135,781

Deferred rent liability, net	$(161,555)

The value allocated to buildings and improvements is depreciated using the straight-line method over the shorter of the estimated useful life or 39 years. Tenant improvements are depreciated over the estimated useful life, and in-place leases and leasing costs are amortized over the remaining term of the lease. The value of below-market leases is amortized over the remaining, non-cancelable term of the in-place lease and recorded as an increase to rental income and is included in the accompanying Pro-Forma Condensed Consolidated Balance Sheet as Deferred rent liability, net.

(B)	The Company funded this acquisition with cash available from its initial public offering in January 2013 (the “IPO”); thus, no new debt was issued related to the acquisition.

(C)	Good faith deposits on this Property were $50,000 and were deposited into escrow for the benefit of the seller, pursuant to the purchase and sale agreement. At closing, this deposit was applied against the purchase price.

(D)	The reduction of retained earnings reflects acquisition-related costs not reflected in the historical condensed consolidated financial statements presented above. A portion of these costs were paid at closing and is reflected as an adjustment to Cash; the remaining balance was included as an adjustment to Accounts payable and accrued expenses. This adjustment is not included as a pro-forma adjustment in the pro-forma condensed consolidated statement of operations.

Adjustments to Unaudited Pro-forma Condensed Consolidated Statements of Operations

The adjustments to the pro-forma condensed consolidated statements of operations for the year ended December 31, 2012, and the nine months ended September 30, 2013, are as follows:

(A)	The pro-forma adjustment for rental income for the year ended December 31, 2012, consists of two parts: (a) $226,480 to reflect the revenue recognized in the historical period, (b) $133,520 to reflect the assumed lease which commenced as of November 1, 2012 as if it had been in place as of January 1, 2012, and (c) $79,578 for an adjustment attributable to the effect of acquiring a below-market lease.

The pro-forma adjustment for rental income for the nine months ended September 30, 2013, consists of two parts: (a) $270,000 to reflect the terms of the acquired lease as if it had been in place for the full nine months ended September 30, 2013, and (b) $59,684 for an adjustment attributable to the effect of acquiring a below-market lease.

(B)	The pro-forma adjustments for depreciation and amortization expense are the Company’s estimates of the expenses that would have been recorded assuming the Property was acquired effective January 1, 2012.

(C)	The pro-forma adjustment for acquisition-related expenses for the nine months ended September 30, 2013, reflects the portion of acquisition-related costs that are reflected in the historical condensed consolidated statement of operations for the nine months ended September 30, 2013.

(D)	The pro-forma adjustments for property operating expenses reflect the impact of property taxes that would have been incurred relating to the Property. Annual property taxes for 2012 were approximately $35,000, and annual property taxes for 2013 are approximately $36,000.

(E)	A reconciliation between the United States (“U.S.”) statutory federal income tax rate and our effective income tax rate for the pro-forma condensed consolidated statements of operations for the year ended December 31, 2012, and for the nine months ended September 30, 2013, is provided in the following table:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
U.S. statutory federal income tax rate	34.0%	34.0%
State taxes, net of U.S. federal income tax benefit(1)	4.0%	23.6%
Other adjustments	-4.7%	12.2%

Effective tax rate	33.3%	69.8%

(1)	From 2010 to 2012, California state tax returns were filed on a unitary basis with our Adviser. In 2011, we began filing state tax returns in Florida, and, for 2013, we will also begin filing state tax returns in Michigan and Oregon. The overall state tax rate is higher due to the deferred intercompany gain mentioned above, which is a fixed amount due to the state of California and is not based on the amount of income apportioned to the state.

(F)	Proceeds from the January 27, 2013 initial public offering were used for the acquisition of the Property. The computation for the denominator in the pro-forma basic and diluted earnings per common share calculation for the year ended December 31, 2012 is provided in the following table:

Purchase price of the Property		$7,325,120
Net proceeds from IPO	÷	51,330,042

Percentage of IPO proceeds used to acquire the Property		14.3%
Total shares issued in IPO	x	3,780,264

Total shares used in acquisition of the Property		539,467

(G)	Proceeds from the January 27, 2013 initial public offering were used for the acquisition of the Property. The computation for the denominator in the pro-forma basic and diluted earnings per common share calculation for the nine months ended September 30, 2013 is provided in the following table:

Purchase price of the Property		$7,325,120
Net proceeds from IPO	÷	51,330,042

Percentage of IPO proceeds used to acquire the Property		14.3%
Total shares issued in IPO	x	3,780,264

Total shares used in acquisition of the Property		539,467

Percentage of time outstanding prior to IPO		9.9%

Total shares used in acquisition of the Property		53,354

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

December 20, 2013	By:	/s/ Danielle Jones
	Name:	Danielle Jones
	Title:	Chief Financial Officer & Treasurer